Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Innodata Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	(1)	(2)	(2)	N/A	N/A
	Equity	Preferred Stock, $0.01 par value per share	Rule 457(o)	(1)	(2)	(2)	N/A	N/A
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)	N/A	N/A
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)	N/A	N/A
	Other	Units	Rule 457(o)	(1)	(2)	(2)	N/A	N/A
	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(2)	$50,000,000	0.00014760	$7,380.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$50,000,000		$7,380.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$7,380.00

(1)	The amount to be registered consists of up to $50,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, exchange, or conversion of securities offered or sold hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.